UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2026

CSG SYSTEMS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W, Ste 300, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 200-2000

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSGS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced entry into the Agreement and Plan of Merger, dated as of October 29, 2025 (the “Merger Agreement”), by and among CSG Systems International, Inc., a Delaware corporation (“CSG”), NEC Corporation, a company incorporated under the laws of Japan (“Parent”), and Canvas Transaction Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On May 14, 2026, pursuant to the Merger Agreement, Merger Sub merged with and into CSG (the “Merger”), the separate corporate existence of Merger Sub ceased, and CSG was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result, is now a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2026, CSG and U.S. Bank Trust Company, National Association as trustee (the “Convertible Notes Trustee”), entered into a Supplemental Indenture (the “Supplemental Indenture”), dated as of May 14, 2026, which supplements the Indenture, dated as of September 11, 2023 (the “Initial Indenture” and, together with the Supplemental Indenture, the “Indenture”), by and between CSG and the Convertible Notes Trustee, governing CSG’s 3.875% Convertible Senior Notes due 2028 (the “Convertible Notes”), of which approximately $425.0 million aggregate principal amount was outstanding on May 14, 2026.

The Supplemental Indenture provides that at or after the consummation of the Merger, each holder of outstanding Convertible Notes (a “Holder”) has the right to convert its Convertible Notes solely into $80.70 in cash (without interest) in respect of each share of CSG Common Stock into which the Convertible Notes would have otherwise been convertible in accordance with the applicable conversion rate under the Initial Indenture as described in Item 2.04 below.

The foregoing descriptions of the Initial Indenture and the Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirely by, the full text of the Initial Indenture, which was filed as Exhibit 4.2 to CSG’s Current Report on Form 8-K filed with the SEC on September 11, 2023, and the Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

In connection with the consummation of the Merger, on May 14, 2026, all outstanding indebtedness and other amounts outstanding and owed under that certain Credit Agreement (the “Existing Credit Agreement”), dated as of March 14, 2025, by and among CSG, as borrower, its subsidiary guarantors party thereto, Royal Bank of Canada, as administrative agent, collateral agent, swingline lender and an issuing bank (“RBC”), Citizens Bank, N.A. and PNC Bank, National Association, as co-documentation agents, the lenders party thereto and the other issuing banks party thereto, was repaid in full and all commitments thereunder were terminated. Accordingly, the Existing Credit Agreement was terminated, and RBC released CSG and all subsidiary guarantors party to the Existing Credit Agreement from all obligations thereunder. In connection with the termination of the Existing Credit Agreement, all other related loan documents were terminated and all liens and encumbrances granted by CSG and its subsidiaries in favor of RBC as agent were terminated and released. CSG paid an aggregate amount of $125 million, plus accrued interest and fees in full and final satisfaction of CSG’s outstanding obligations under the Existing Credit Agreement. No early termination fees or penalties were incurred by CSG in connection with such termination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each share of common stock of CSG (“CSG Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) shares of CSG Common Stock owned by CSG (as treasury stock or otherwise, and other than shares held on behalf of third parties) or owned by Parent or Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub, (ii) shares of CSG Common Stock for which appraisal rights have been properly exercised and perfected and not withdrawn, and (iii) unvested shares of CSG Common Stock covered by a Company RS Award or a Company Performance RS Award (each as defined in the Merger Agreement) (collectively, the “Excluded Shares”)) was converted into the right to receive $80.70 in cash (the “Merger Consideration”), without interest, and subject to any applicable withholding taxes.

In addition, pursuant to the Merger Agreement, effective as of the Effective Time:

•

each outstanding restricted stock award that was vested as of immediately prior to the Effective Time (or that vested solely as a result of the consummation of the transactions contemplated by the Merger Agreement, including restricted stock awards granted in 2024 that would have completed their full vesting period and been settled in accordance with their terms in 2027) were converted into the right to receive an amount in cash equal to the number of shares of CSG Common Stock underlying such award multiplied by the Merger Consideration, plus any applicable accrued and unpaid dividends, and became payable shortly following the Effective Time, and each other outstanding restricted stock award was converted into a deferred cash award based on the number of shares of CSG Common Stock underlying such award multiplied by the Merger Consideration, plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the corresponding restricted stock award;

•

each outstanding performance-based or market-based restricted stock award (other than the CEO Award (as defined below)) that was vested as of immediately prior to the Effective Time (or that vested solely as a result of the consummation of the transactions contemplated by the Merger Agreement, including performance-based or market-based restricted stock awards that would have completed their full vesting period and been settled in accordance with their terms in 2027) were converted into the right to receive an amount in cash equal to the number of shares of CSG Common Stock underlying such award (with applicable performance metrics for uncompleted performance periods generally deemed achieved at the greater of target and actual performance as of the latest practical date prior to the Effective Time) multiplied by the Merger Consideration, plus any applicable accrued and unpaid dividends, and became payable shortly following the Effective Time, and each other outstanding performance-based or market-based restricted stock award (other than the CEO Award) was converted into a deferred cash award based on the number of shares of CSG Common Stock underlying such award multiplied by the Merger Consideration (with applicable performance metrics for uncompleted performance periods deemed achieved at the greater of target and actual performance as of the latest practical date prior to the Effective Time), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same other terms and conditions as the corresponding performance-based or market-based restricted stock award; and

•

the market-based restricted stock award granted to CSG’s Chief Executive Officer on December 10, 2024 (the “CEO Award”) was converted into a deferred cash award based on the number of shares of CSG Common Stock underlying such award (with applicable performance metrics deemed achieved based on the Merger Consideration) multiplied by the Merger Consideration, plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the CEO Award.

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to CSG’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2025, and is incorporated into this item by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

The consummation of the Merger constitutes a Make-Whole Fundamental Change (as defined in the Initial Indenture). The effective date of such Make-Whole Fundamental Change is May 14, 2026, the date of the consummation of the Merger. Accordingly, following the Merger, each Holder has the right to convert its Convertible Notes into $80.70 in cash (without interest) in respect of each share of CSG Common Stock into which the Convertible Notes would have otherwise been convertible, and for any conversions occurring from, and including, the effective date of the Make-Whole Fundamental Change up to, and including, the 35th Trading Day (as defined in the Initial Indenture) following the effective date (the “Make-Whole Fundamental Change Period“), the applicable conversion rate will be increased as set forth in Section 14.03 of the Initial Indenture, after giving effect to adjustments to the conversion rate as a result of regular, quarterly cash dividends on CSG Common Stock that were deferred and carried forward in accordance with the Indenture. After giving effect to these carried-forward adjustments, the conversion rate as of the effective date is 14.1438 shares per $1,000 principal amount of Convertible Notes. After further giving effect to the increase in the conversion rate pursuant to Section 14.03 of the Initial Indenture as a result of the Make-Whole Fundamental Change, the conversion rate for conversions during the Make-Whole Fundamental Change Period is 15.2606 shares per $1,000 principal amount of Convertible Notes. As a result, each holder of Convertible Notes who elects to convert such notes during the Make-Whole Fundamental Change Period will receive an amount equal to $1,231.5304 per $1,000 principal amount of Convertible Notes.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, on May 9, 2026, CSG notified the Nasdaq Stock Market (“Nasdaq”) of the anticipated completion of the Merger and on May 11, 2026, CSG requested that Nasdaq (i) suspend trading of CSG Common Stock on Nasdaq before the opening of trading on May 14, 2026 and (ii) file a notification of removal from listing on Form 25 with the SEC to delist CSG Common Stock from Nasdaq and deregister CSG Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of CSG Common Stock from Nasdaq will be effective on May 25, 2026 (10 days after the filing of the Form 25).

Following the effectiveness of the Form 25, CSG intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of CSG’s reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the shares of CSG Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 2.04, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the Effective Time, the former holders of shares of CSG Common Stock that were outstanding immediately prior to the Effective Time ceased to have any rights with respect to such shares, other than (in the case of shares of CSG Common Stock that were not Excluded Shares) the right to receive the Merger Consideration to be paid pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

At the Effective Time, a change of control of CSG occurred. Merger Sub merged with and into CSG, the separate corporate existence of Merger Sub ceased, and CSG continued as the Surviving Corporation in the Merger as a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Upon the Effective Time, in accordance with the terms of the Merger Agreement, each of Rachel Barger, David Barnes, Greg Conley, Marwan Fawaz, Samantha Greenberg, Rajan Naik, Brian Shepherd, Haiyan Song, Silvio Tavares and Lily Yang resigned from the board of directors of CSG (the “Board”) and from any and all committees (including subcommittees thereof) of the Board on which they served and ceased to be directors of CSG. No director was terminated or resigned because of any disagreement with CSG, its management or its board of directors on any matter relating to its operations, policies or practices.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub at the Effective Time became the directors of the Surviving Corporation and shall hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable law. The sole director of Merger Sub at the Effective Time was Masakazu Yamashina.

In connection with the closing of the Merger, the employment of Brian Shepherd (CSG’s President and Chief Executive Officer), Elizabeth A. Bauer (CSG’s Executive Vice President and Chief Experience Officer), Rasmani Bhattacharya (CSG’s Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary) and Hai Tran (CSG’s Executive Vice President and Chief Financial Officer) was terminated. Such terminations of employment were deemed to be terminations by CSG without cause and entitle Messrs. Shepherd and Tran and Mses. Bauer and Bhattacharya to all of the rights and benefits pertaining to such terminations, including, without limitation, under CSG’s Executive Severance Plan, the Wealth Accumulation Plan and their respective equity awards with CSG, as previously disclosed. In accordance with the terms of the Merger Agreement, the remaining officers of CSG at the Effective Time became the officers of the Surviving Corporation and shall hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law. In connection with the consummation of the Merger, Brian Shepherd ceased to serve in his role as President and Chief Executive Officer of the Surviving Corporation, and Sylvain Seignour became the President of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

In connection with the closing of the Merger, CSG’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”) and CSG’s bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On May 14, 2026, NEC Corporation issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 29, 2025, by and among CSG Systems International, Inc., NEC Corporation and Canvas Transaction Company, Inc. (incorporated by reference to Exhibit 2.1 to CSG’s Current Report on Form 8-K filed with the SEC on October 29, 2025).

3.1	Amended and Restated Certificate of Incorporation of CSG Systems International, Inc.

3.2	Amended and Restated Bylaws of CSG Systems International, Inc.

4.1	Supplemental Indenture, dated as of May 14, 2026, between CSG Systems International, Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2	Indenture, dated as of September 11, 2023, between CSG Systems International, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 of CSG Systems International, Inc.’s Current Report on Form 8-K filed with the SEC on September 11, 2023).

99.1	Press Release of NEC Corporation, dated May 14, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date: May 14, 2026	By:	/s/ Rasmani Bhattacharya
Rasmani Bhattacharya
Chief Legal Officer